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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 7, 2002, with respect to the consolidated financial statements and schedule of Aros Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

1) No. 333-88745
2) No. 333-88747
3) No. 333-36423
4) No. 333-36425
5) No. 333-23731
6) No. 333-23749
7) No. 333-04106






                                                 /s/Ernst & Young LLP

Baltimore, Maryland
April 1, 2002